[Missing Graphic Reference] Sun Life Insurance and Annuity Company of New York (Hereinafter referred to as “the Company”) Service Office: One Sun Life Executive Park, Wellesley Hills, MA 02481

Part 1 of Application for Life Insurance

Please PRINT clearly.	1. Name of Proposed Insured
2. Address
	3. Sex ☐ Male ☐ Female	4. Date of Birth (mm/dd/yy)	5. Social Security Number
	6. Birth Place (country/state)	7. Permanent U.S. Resident ☐ Yes ☐ No	8. Years in U.S.
	9a. U.S. Citizen ☐ Yes ☐ No	9b. If No: Valid Green Card or Visa Number	10. Occupation
	11. Drivers License # and state of Issue	12. Work Phone Number

Coverage Selection

13.  Application for Life Insurance:

 ☐ [Sun Life Executive Benefit VUL]
                  Riders:
             ❒ Payment of Stipulated Premium Amount Rider (stipulated amount) $
             ❒ Waiver of Monthly Deductions Rider
                             ❒ Charitable Giving Benefit Rider*
                             ❒

       ☐ [Sun Life Executive Benefit UL]
                  Riders:
             ❒ Payment of Stipulated Premium Amount Rider (stipulated amount) $
             ❒ Waiver of Monthly Deductions Rider
                             ❒ Charitable Giving Benefit Rider*
                           ❒
            ☐Other

14. Specified Face Amount Supplemental Insurance Face Amount

15.  Death Benefit Option – Select One

☐ Option A (Specified Face Amount)
☐ Option B (Specified Face Amount plus Gross Cash Surrender Value)
☐ Option C (Specified Face Amount plus Cumulative Premiums Paid)

16. Definition of Life Insurance Test to be Used: ❒ Cash Value Accumulation Test ❒ Guideline Premium Test
*Charitable Giving Benefit Rider– Complete if selected above:
17a. Name of Accredited Organization:

17b. 501(c) Tax ID Number:

17c. Address:
17d. After you receive confirmation of the charitable organization, choose one:
                ❒ I/We will notify the charity of my/our intent OR
    ❒ Permit the Company to notify the charity of my/our intent upon my/our death

Corrections and Amendments(for Home Office use only):

	18. Issue Date Requested (mm/dd/yy)	19. Premium Mode: ☐ Annual ☐ Semi-Annual ☐ Quarterly
	20a. Initial Premium	20b. Planned Periodic Premium
21. Will the premium for this policy be financed through single or multiple loan(s) from a private or public lender now or in the future? ……………………………………… ❒ Yes ❒ No
If yes, complete the Life Insurance Source of Premium Eligibility Questionnaire
Beneficiary, Owner and Payor Designation

22. Beneficiary Designation (if Trust, provide Trust Information)		Relationship
Date of Trust (mm/dd/yy) (if applicable)
23. Owner (if other than Proposed Insured)
Address
Relationship	S.S. Number or Tax I.D. Number	Date of Trust (mm/dd/yy) (if applicable)
Name(s) Authorized Company Representative(s)/Trustee(s)
24. Payor (if other than Proposed Insured and Owner)
Address
Relationship	S.S. Number or Tax I.D. Number	Date of Trust (mm/dd/yy) (if applicable)
Name(s) Authorized Company Representative(s)/Trustee(s)
Other Insurance / Replacement Questions

25. Does the Applicant/Owner have any existing individual life insurance policy or annuity contract,                    including those under a binding or conditional receipt or those within an unconditional refund period?         …………………………………………………………………………                  ☐  Yes    ☐  No

If “Yes,” provide applicable state form(s).

26. Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially            surrendered, assigned, reduced in value or used as  a source of premium for the coverage for which              Application is being  made?  ………………………………………………                    ☐  Yes    ☐  No

If “Yes,” provide applicable state form(s).

If No. 25 or 26 is “Yes” complete information requested to the right.*	Insurance Company Insured or Annuitant Policy or Contract Number
27. If a replacement is involved, is it intended as an IRC Section 1035 exchange? ☐ Yes ☐ No
If “Yes,” provide necessary form(s).

28.  Provide details below for all insurance in-force and/or pending, on either a formal an informal basis, with the Company and any other companies.  Include those policies or Applications owned personally or by a third party, including but not restricted to individuals, businesses, charities, or life settlement or viatical companies.

If none, Proposed Insured initial here	X
You may attach additional paper, if necessary, to provide information required.	Insurance Company Business / Personal / Settlement Issue Year / Pending Formal / Informal Total Face Amount Policy Number
29. State the ultimate amount of life insurance coverage that will be in place (excluding group life or corporate owned life insurance) with the issue of this policy and any other pending application.
$

30. Is the policy applied for through this Application being purchased for the purpose of being assigned or        sold to a third party or will it replace a policy whose ownership has been assigned or sold to a third              party?  ………………………………………………………………………………………              ☐  Yes    ☐  No

If yes, complete Part 2 of the Life Insurance Source of Premium Eligibility Questionnaire.

31. If a policy applied for through this Application is issued by the Company, will the policy within the             next three years be used for any purpose other than the purpose indicated in Question [22]                            (Beneficiary), Question [23] (Owner) and Question [34] (Finances / Plan Use)?                                               ……………………………………………………………………………………… ☐  Yes    ☐  No

If yes, provide details*
32. Has an application for insurance on the life of the Proposed Insured been declined or offered on a basis other than applied? …………………………………………………… ☐ Yes ☐ No
If yes, provide details*
Finances / Plan Use
33. Earned Income:

34. The coverage will be used primarily for:
       ☐  Income Replacement                       ☐  Split Dollar                                ☐  Business Continuity
       ☐  Supplemental Retirement Income   ☐  Deferred Compensation Plan     ☐  Estate Planning
       ☐  Key Person                                      ☐  Charitable Gift                           ☐  Bonus Plan
       ☐  Premium Financing                         ☐  Other

VUL Suitability:
35. Has it been explained to you that the values and benefits provided by the coverage are based on the             investment experience of a separate account and may increase or decrease depending upon the                     investment experience?  ………………………………………………………              ☐  Yes    ☐  No

36. Is the coverage, as applied for, in accordance with the insurance and financial objectives you have expressed? ………………………………………………………………… ☐ Yes ☐ No
Other Insurance / Replacement Questions

37. During the past three months, has the Proposed Insured been actively at work on a full-time basis, at            least 30 hours per week in a normal capacity, and not been absent for more than five consecutive days         due to illness or medical treatment?  ……………………………………                        ☐  Yes    ☐  No

If “No,” give details.*

38. Has the Proposed Insured used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other             substance containing nicotine, including Nicorette gum, within the past twelve months?
                             ☐  Yes    ☐  No

If “Yes,” give name and number of each product used per day.
39. Has the Proposed Insured used tobacco or nicotine products in the past and stopped? ☐ Yes ☐ No
If yes, stopped date:
40. Does the Proposed Insured hold an active pilot’s license? ☐ Yes ☐ No
41. Has the Proposed Insured within the past two years flown as a pilot or co-pilot in any type of aircraft? ☐ Yes ☐ No
If yes to question 40 or 41, complete appropriate avocation questionnaire to be attached to and made part of this Application.
42. Has the Proposed Insured within the past two years participated in scuba diving, parachuting, hang gliding, motorized racing or any other hazardous sport? ☐ Yes ☐ No
If “Yes” indicate Sport.

43. Has the Proposed Insured within the past 5 years while operating a motor vehicle, boat or aircraft:
a. Been convicted or plead guilty to any moving violations?                                                                                                                 ☐  Yes    ☐  No
b. Had your operator’s license restricted, suspended or revoked?                                                                                                                           ☐  Yes    ☐  No
       c. Been convicted or plead guilty to operating while under the influence of
           alcohol or drugs?       …………………………………………… ☐  Yes    ☐  No

If yes answer to a-c, provide details*:
44. Does the Proposed Insured plan to travel or reside outside of the United States in the next 2 years? ……………………………………………………………………………………………☐ Yes ☐ No
If yes, complete Foreign Travel/Residence/Citizenship Questionnaire.
*Please attach additional paper, if necessary, to provide information required.

          2007 SCOLI 45/11                                                                Page  of [INSERT PAGE NUMBER]

To be completed by the Owner:

OWNER’S CERTIFICATION:  The Internal Revenue Service (IRS) does not require your consent to any provision of this document, other than the certification required to avoid backup withholding. Under penalties of perjury, I/we certify that:  (1) The number shown in Part I item 5 (or item 23 if the Owner is not the Proposed Insured) of this form is my/our correct taxpayer identification  number, AND (2) I/we am/are not subject to backup withholding because (a) I/we am/are exempt from backup withholding, or (b) I/we have not been notified by the IRS that I/we am/are subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me/us that I/we am/are no longer subject to backup withholding.

Signature of Owner/Taxpayer                                                                                                                             Date

          2007 SCOLI 45/11                                                                Page  of [INSERT PAGE NUMBER]

Signature Section

DECLARATION:
By signing this Application, I/we understand and agree that:
a) all statements and answers in this Application (both Part I, and Part II Medical, if required) are true and complete to my/our best knowledge and belief. The information provided in this Application will be used by the Insurer (the "Company") to which this Application is submitted to form the basis for, and become part of, any life insurance policy to be issued;
b) no life insurance coverage shall take effect until (1) a policy is issued during the lifetime of the Insured; (2) the Company has received the initial premium due on the policy; and (3) the statements made in this Application are still complete and true as of the date the policy is delivered;
c) no licensed sales representative or other person, except the Company President, Secretary or a Vice President has the authority to make or modify any life insurance policy; to make a binding promise or decision about coverage or benefits; to change or waive any terms or requirements of any application or life insurance policy;
d) in accepting any life insurance policy which may be issued, I/we also accept all corrections and amendments which may be made by the Company, as recorded in the Corrections and Amendment Section of this Application;
e) any illustration prepared in connection with this Application does not form a part of any life insurance policy which may be issued. The actual performance of any such policy, including account values, cash surrender values, death benefit and duration of coverage, may be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance. Future performance will depend on investment, mortality, expense and other experience of the Company.  Future performance will also be affected by any future changes in the credited rate of interest, cost of insurance rates or other expense charges for the life insurance policy. I/we acknowledge that any such future changes may be made at the Company’s sole discretion;
f) all the policy features, including the financial impact of the Base Face Amount/Supplemental Insurance Face Amount mix selected, have been reviewed with me/us by the Sales Representative whose name is listed below;
  g) in connection therewith, it is expressly acknowledged that the policy, as applied for is suitable for the insurance needs and            anticipated financial objectives of the undersigned;
h) any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime as determined by a court of competent jurisdiction, depending upon state law, and subjects such person to criminal and civil penalties.
SUITABILITY:  (for flexible premium variable universal life Applications only)
I/we also hereby understand and agree that all values and benefits provided by the life insurance policy applied for are based on the investment experience of a separate account are not guaranteed, such that:
•	THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS WHICH COMPRISE THE COMPANY’S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
•	THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
•	THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
•	THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.
I/we also acknowledge receipt of a current prospectus from the Company for the flexible premium variable universal life policy and also a prospectus for each of the underlying Investment Options that may be registered.

Customer Identification Notice: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who makes an application. This means we will ask you for your name, address, Social Security Number, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.
I/we acknowledge receipt of the Customer Identification Notice. I/we understand that the identity information being provided by me/us is required by Federal law to be collected in order to verify my/our identity and I/we authorize its use for this purpose.
Signed At
City/State	Date

Signature of Proposed Insured	Signature of Applicant/Owner

Signature of Sales Representative	Sales Representative's License No.	Date

LICENSED SALES REPRESENTATIVE'S REPORT

1. Does the Applicant/Owner have any existing individual life insurance policy or annuity contract, including
    those under a binding or conditional receipt or those within an unconditional refund period?                                                                                                                                                                ❒ Yes  ❒ No
    If yes, provide details and any necessary forms._______________________________________________________

2. Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially surrendered, assigned, reduced in value or used as a source of premium for the coverage for which Application is being made? ❒ Yes  ❒ No
   If yes, provide details and any necessary forms._______________________________________________________

3. Based on your reasonable inquiry about the Applicant/Owner's financial situation, insurance objectives and needs, do you believe that the policy, including the base/supplemental insurance face amount mix as applied for, is suitable for the insurance needs, the services to be provided and anticipated financial objectives of the Applicant/Owner?❒ Yes ❒ No

4. To whom shall premium notices and correspondence be sent (if other than the Owner):
________________________________________________________________
________________________________________________________________
________________________________________________________________

5. Licensed Sales Representatives who will share commissions:

Name                                                                               License Number                                                   Share %
_____________________________________       ______________________      ______________
_____________________________________       ______________________      ______________
_____________________________________       ______________________      ______________
_____________________________________       ______________________      ______________

I,   certify:
                              Print name

1. (a) That the questions contained in this Application were asked of the Proposed Insured and Applicant/Owner and correctly recorded;  (b) That this Application, report and any accompanying information are complete and true to the best of my knowledge and belief; (c) That I have given the Proposed Insured the Privacy Information Notice; and (d) that the provisions of the Temporary Life Insurance Agreement, including the limitations and exclusions, have been explained to the Applicant/Owner and Proposed Insured.

2. That I have reviewed with the Applicant/Owner all the policy features.

3. That a current prospectus for the policy applied for and a prospectus for each of the underlying Investment Options that may be registered have been given to the Applicant/Owner (if applying for a flexible premium variable universal life insurance contract).

4. That all answers made by me in the above Licensed Sales Representative's report are true and complete to the best of my knowledge and belief.

Anti-Money Laundering Customer Identity Information
Applicant/Owner’s Name_____________________________________________________________
Address____________________________________________________________________
City________________________State____________________________Date of Incorporation/Date of Birth _____/______/_____
Type of Identification Document (individual) (e.g., Driver’s License) _______________________________
Type of Identification Document (e.g., a government issued document showing the existence of the entity, e.g., a certificate of good standing or equivalent)

Issue Date of Identification Document ______/______/___ Expiration Date  ______/______/___ State of Issue ________________

Anti-Money Laundering Training
I have received relevant anti-money laundering training within the last 12 months, given by the Company, another insurance company or other financial institution, or offered through a national association (e.g., NAIFA, NAILBA) or competent third party (e.g., LIMRA). I also hereby acknowledge my obligations, including compliance with the Company’s Anti-Money Laundering Program, as described in the Company’s Market Conduct Guide for Individual Life Insurance and Annuity Producers.

_________________________________________________       ____________________
Signature of Licensed Sales Representative                                                                                                            Date
Sun Life Insurance and Annuity Company of New York
(Hereinafter referred to as “the Company”)
Service Office:  One Sun Life Executive Park, Wellesley Hills, MA 02481

TEMPORARY LIFE INSURANCE APPLICATION

1.	Within the last three years, have you, the Proposed Insured, consulted a physician for or received treatment for cancer,
        stroke, pneumonia, heart attack or any disease of the heart?                                                                                                                                                     o Yes  o No

1.	Have you, the Proposed Insured, within the last 60 days had or been advised to have any diagnostic test, treatment or
surgery not yet performed?                                                                                                                                     o Yes  o No

2.	Do you, the Proposed Insured, have health symptoms or complaints for which a physician has not been consulted or treatment received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling, etc.?o Yes  o No
IF ANY OF THE PREVIOUS QUESTIONS HAS A YES ANSWER, NO PAYMENT WILL BE ACCEPTED.

I have read and understand the conditions of the Temporary Life Insurance Agreement and agree that the above statements are complete and accurate to the best of my knowledge and believe that they are correctly recorded.
Signature of Proposed Insured X	Date (mm/dd/yy)
Signature of Owner X	Date (mm/dd/yy)
TEMPORARY LIFE INSURANCE AGREEMENT and PREPAYMENT RECEIPT
We will provide temporary life insurance coverage on the person Proposed for insurance who has signed the Temporary Life Insurance Application, made an advance payment and completed Form 2007 SCOLI 45/11 (“Part I”), subject to the following:
Person Covered – Coverage will be provided on the Proposed Insured.
Start of Coverage – Coverage begins on the date you complete and sign the Temporary Life Insurance Application, and provide us with a valid check equal to a minimum of two months premium, or the full modal premium, for the lesser of: (a) the amount of coverage requested; or (b) $2,000,000.  No advance payment may be taken on applications with coverage exceeding $2,000,000 until the life insurance underwriter has communicated their final decision and a policy has been presented to the policy owner or trustee.
Limitation of Coverage– No coverage will be provided if: (a) any question material to our assessment of the risk on the Temporary Life Insurance Application is not answered completely and truthfully, (b) the Proposed Insured, whether sane or insane, commits suicide, or (c) any question in the Temporary Life Insurance Application is answered “yes.”
Amount and Limitation on Amount – Amount of coverage will be the amount you request in the Part 1 of the Application associated with this Temporary Life Insurance Application subject to limitations.  Coverage on the person under this and all other temporary life insurance agreements with the Insurer will be limited to the total coverage provided by such agreements or to $2,000,000 whichever is less.  If more than one application is pending on any person and the total amount of insurance applied for exceeds $2,000,000, the coverage under this agreement will be reduced to that proportion of $2,000,000 which the amount applied for under this Application bears to the total amount applied for under all such applications providing temporary life insurance coverage.
Termination of Coverage – Coverage will terminate on the earlier of: (a) written notice from the Insurer, or (b) the date a policy is issued and the Insurer has received the balance of any premium owed, or (c) the refund of any advance payment made with the Application associated with this Temporary Life Insurance Application, or (d) the date of your request, or (e) the ninetieth (90th) day following the date of this Temporary Life Insurance Application.

The Company acknowledges receipt of $   paid in connection with the Application for life insurance on the life of   dated this    day of

Name of Owner (Print)                                                                                                Signature of Owner

Name of Sales Representative (Print)                                                                                               Signature of Sales Representative

PREMIUM CHECKS MUST BE PAYABLE TO:
Sun Life Insurance and Annuity Company of New York.  Do not make check payable to the sales representative or leave the payee blank.
COMPANY COPY

          2007 SCOLI 45/11                                                             Page  of [INSERT PAGE NUMBER]0

Sun Life Insurance and Annuity Company of New York
(Hereinafter referred to as “the Company”)
Service Office: One Sun Life Executive Park, Wellesley Hills, MA 02481

TEMPORARY LIFE INSURANCE APPLICATION

2.	Within the last three years, have you, the Proposed Insured, consulted a physician for or received treatment for cancer,
        stroke, pneumonia, heart attack or any disease of the heart?                                                                                                                                                     o Yes  o No

3.	Have you, the Proposed Insured, within the last 60 days had or been advised to have any diagnostic test, treatment or
surgery not yet performed?                                                                                                                                     o Yes  o No

4.	Do you, the Proposed Insured, have health symptoms or complaints for which a physician has not been consulted or treatment received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling, etc.?o Yes  o No
IF ANY OF THE PREVIOUS QUESTIONS HAS A YES ANSWER, NO PAYMENT WILL BE ACCEPTED.

I have read and understand the conditions of the Temporary Life Insurance Agreement and agree that the above statements are complete and accurate to the best of my knowledge and believe that they are correctly recorded.
Signature of Proposed Insured X	Date (mm/dd/yy)
Signature of Owner X	Date (mm/dd/yy)
TEMPORARY LIFE INSURANCE AGREEMENT and PREPAYMENT RECEIPT
We will provide temporary life insurance coverage on the person Proposed for insurance who has signed the Temporary Life Insurance Application, made an advance payment and completed Form 2007 SCOLI 45/11 (“Part I”), subject to the following:
Person Covered – Coverage will be provided on the Proposed Insured.
Start of Coverage – Coverage begins on the date you complete and sign the Temporary Life Insurance Application, and provide us with a valid check equal to a minimum of two months premium, or the full modal premium , for the lesser of: (a) the amount of coverage requested; (b) $2,000,000.  No advance payment may be taken on applications with coerge exceeding $2,000,000 until the life insurance underwriter has communicated their final decision and a policy has been presented to the policy owner or trustee.
Limitation of Coverage– No coverage will be provided if: (a) if the Proposed Insured age is 71 or greater; (b) any question material to our assessment of the risk on the Temporary Life Insurance Application is not answered completely and truthfully, (c) the Proposed Insured, whether sane or insane, commits suicide, or (d) any question in the Temporary Life Insurance Application is answered “yes.”
Amount and Limitation on Amount – Amount of coverage will be the amount you request in the Part 1 of the Application associated with this Temporary Life Insurance Application subject to limitations.  Coverage on the person under this and all other temporary life insurance agreements with the Insurer will be limited to the total coverage provided by such agreements or to $2,000,000 whichever is less.  If more than one application is pending on any person and the total amount of insurance applied for exceeds $2,000,000, the coverage under this agreement will be reduced to that proportion of $2,000,000 which the amount applied for under this Application bears to the total amount applied for under all such applications providing temporary life insurance coverage.
Termination of Coverage – Coverage will terminate on the earlier of: (a) written notice from the Insurer, or (b) the date a policy is issued and the Insurer has received the balance of any premium owed, or (c) the refund of any advance payment made with the Application associated with this Temporary Life Insurance Application, or (d) the date of your request, or (e) the ninetieth (90th) day following the date of this Temporary Life Insurance Application.

The Company acknowledges receipt of $   paid in connection with the Application for life insurance on the life of   dated this    day of

Name of Owner (Print)                                                                                                Signature of Owner

Name of Sales Representative (Print)                                                                                               Signature of Sales Representative

PREMIUM CHECKS MUST BE PAYABLE TO:
Sun Life Insurance and Annuity Company of New York.  Do not make check payable to the sales representative or leave the payee blank.
CLIENT COPY

          2007 SCOLI 45/11                                                             Page  of [INSERT PAGE NUMBER]0